Exhibit 99.1

TransMedics Appoints Gerardo Hernandez as Chief Financial Officer and

Provides Updated 2024 Financial Outlook

Andover, Mass. – December 2, 2024 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, today announced the appointment of Mr. Gerardo Hernandez as the Company’s Chief Financial Officer, effective December 2, 2024. In this role, Mr. Hernandez joins the TransMedics executive leadership team, succeeding Mr. Stephen Gordon. To enable a smooth transition, Mr. Gordon will remain a non-executive employee of the Company until March 31, 2025, before serving as a non-employee senior advisor to the Company focusing on national transplant stakeholder engagement until March 31, 2026. TransMedics also updated its 2024 financial outlook.

Dr. Waleed Hassanein, Mr. Gerardo Hernandez and Mr. Stephen Gordon will attend the upcoming Piper Sandler Conference on December 3, 2024, the TransMedics Investor & Analyst Day on December 10, 2024, as well as the J.P. Morgan Healthcare Conference in January 2025.

Mr. Hernandez is an accomplished finance leader with over 25 years of experience across the healthcare and consumer packaged goods (CPG) sectors. He most recently served as Vice President Finance, Head of Corporate Financial Planning and Analysis at Alnylam Pharmaceuticals, a biopharmaceutical company focused on RNAi therapeutics. In this role, Mr. Hernandez led a global team as the company scaled rapidly. Prior to his role at Alnylam, Mr. Hernandez spent nearly a decade at Shire, where he rose through the organization, eventually leading corporate FP&A. During his tenure, Shire was acquired by Takeda in a $62 billion transaction, after which he was instrumental in the integration effort. Mr. Hernandez began his career at Unilever where he held several finance roles of increasing responsibility before joining Shire in 2010. Mr. Hernandez holds a Bachelor of Science degree in Finance from the University of Wisconsin, La Crosse and an MBA in Strategy and Economics from Fundação Getulio Vargas, Sao Paulo, Brazil.

“Stephen has been an exceptional partner to me as a member of the TransMedics leadership team for nearly a decade. During his tenure we transitioned the Company from a clinical stage organization to a high growth, publicly traded commercial business,” said Waleed Hassanein, M.D., President and Chief Executive Officer. “On behalf of the entire management team and the Board, I want to thank Stephen for his countless contributions to our business that will have lasting benefits for the Company. I am grateful for Stephen’s dedication and efforts to advance our corporate strategy while delivering considerable shareholder value, and I look forward to his continued partnership to affect a smooth transition as we start our next chapter at TransMedics.”

“I am delighted to welcome Gerardo to the TransMedics leadership team as our new Chief Financial Officer,” added Dr. Hassanein. “His proven record over two decades of leadership across FP&A functions within high-growth, complex global organizations makes him an ideal addition to our team. I am looking forward to partnering with Gerardo as we continue to deliver significant long-term corporate growth and shareholder value.”

“I am thrilled to join TransMedics as Chief Financial Officer,” said Mr. Hernandez. “I look forward to working with the entire leadership team to expand access to the Company’s unparalleled products and services in the organ transplant field while enhancing operational efficiency and delivering lasting value to both our shareholders and the patients we serve.”

Dr. Hassanein concluded, “As we enter the final weeks of the fourth quarter, we are also updating our financial outlook for the full year 2024. Our updated guidance reflects our continued expectation for considerable year-over-year revenue growth. We look forward to providing additional context at our upcoming Investor & Analyst Day.”

2024 Financial Outlook

TransMedics now expects revenue for the full year 2024 to be in the range of $428 million to $432 million, which represents 77% to 79% growth compared to the Company’s prior year revenue.

Piper Sandler 36th Annual Healthcare Conference

Members of the TransMedics management team will participate in a fireside chat at the upcoming Piper Sandler 36th Annual Healthcare Conference at the Lotte New York Palace. The fireside chat will take place on Tuesday, December 3, 2024, at 4:00 p.m. Eastern Time.

A live and archived webcast of the fireside chat will be available on the “Investors” section of the TransMedics website at https://investors.transmedics.com. The Company’s standard investor presentation is also available through this link.

TransMedics Investor & Analyst Day Details

TransMedics will discuss the transition and updated financial outlook, as well as the Company’s growth strategy, clinical pipeline, and operations, in greater detail at its Investor & Analyst Day in New York City on Tuesday, December 10, 2024, at 10:00 a.m. Eastern Time.

A live and archived webcast of presentations and Q&A sessions will be available on the “Investors” section of the TransMedics website at https://investors.transmedics.com. Please note management will only take questions from the live audience during the question-and-answer session following formal presentations.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, a leadership transition and our full-year guidance. For this purpose, all statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “could,” “target,” “predict,” “seek” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties. Our management cannot predict all risks, nor can we assess the impact of all factors or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ include: our ability to maintain profitability on a sustained basis; our ability to attract, train and retain key personnel; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement to which we will remain subject until maturity; the fluctuation of our financial results from quarter to quarter; our need to raise additional funding and our ability to obtain it on favorable terms, or at all; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the Organ Care System or OCS; our ability to expand access to the OCS through our National OCS Program or NOP; our ability to scale our manufacturing and sterilization capabilities to meet increasing demand for our products; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private and public payors on the benefits offered by the OCS; our ability to improve the OCS platform and develop the next generation of the OCS products; our dependence on a limited number of customers for a significant portion of our revenue; our ability to maintain regulatory approvals or clearances for our OCS products in the United States, the European Union, and other select jurisdictions worldwide; our ability to adequately respond to the Food and Drug Administration or FDA, or other competent authorities, follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; our use of third parties to transport donor organs and medical personnel for our NOP and our ability to maintain and grow our logistics capabilities to support our NOP and reduce dependence on third party transportation, including by means of attracting, training and retaining pilots, and the acquisition, maintenance or replacement of fixed-wing aircraft for our aviation transportation services or other acquisitions, joint ventures or strategic investments; our ability to maintain Federal Aviation Administration or FAA or other regulatory licenses or approvals for our aircraft transportation services; price increases of the components of our products and maintenance, parts and fuel for our aircraft; the timing or results of post-approval studies and any clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the extent and success of competing products or procedures that are or may become available; our ability to service our 1.50% convertible senior notes, due 2028; the impact of any product recalls or improper use of our products; our estimates regarding revenues, expenses and needs for additional financing; and other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”). Additional information will be made available in our annual and quarterly reports and other filings that we make with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

Laine Morgan

332-895-3222

Investors@transmedics.com